Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rare Element Resources, Ltd.

Littleton, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-275892), Form S-3 (No. 333-255920), and Form S-8 (Nos. 333-170022, 333-184983 and 333-267097) of Rare Element Resources Ltd. of our report dated March 19, 2024, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ Haynie & Company

Salt Lake City, Utah

March 19, 2024